EXHIBIT 99.1

VCG Holding Corp. Names Brent Lewis as Chief Financial Officer

DENVER—(BUSINESS WIRE)—VCG Holding Corp., a leading consolidator and operator of adult nightclubs, announced today that it has hired Brent Lewis as its Chief Financial Officer, effective immediately. Donald W. Prosser will remain with the company as Chief Accounting Officer and will assume the newly created position of Assistant CFO. Mr. Lewis joins VCG Holding Corp. with over 25 years of experience in both public accounting and corporate finance. He has extensive experience working with publicly traded companies in corporate governance and Sarbanes-Oxley compliance. Most recently, Mr. Lewis served as CFO for Ingersoll Products Co. and W. Holdings Co. Previously, Mr. Lewis served as CEO of his own public accounting and financial management professional services firm, which specialized in offering CFO and controller services on a contract basis. Mr. Lewis also has held the CFO position in a large, publicly traded healthcare conglomerate and two high-tech companies. Mr. Lewis holds a BS in Accountancy from Northern Arizona University and a Master’s in Business from Tulane University. “We are excited to have Brent join the management team at VCG Holding Corp. His knowledge and expertise will allow VCG to maintain its aggressive growth strategy and better communicate the company’s tremendous earnings potential to the investment community,” said Chairman and CEO Troy Lowrie.

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns 14 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, Raleigh, Minneapolis, and Louisville.

Forward-Looking Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corporation

Troy H. Lowrie, CEO, 303-934-2424

tlowrie@vcgh.com

or

Donald W Prosser, Assistant CFO, 303-934-2424

dprosser@vcgh.com

Fax: 303-922-0746